Citizens Financial Group, Inc. Reports Fourth Quarter 2024 Net Income of
$401 million and EPS of $0.83
Underlying Net Income of $412 million and EPS of $0.85*
CET1 ratio of 10.8%; LDR 79.6%
2024 Net Income of $1.5 billion and EPS of $3.03; Underlying EPS of $3.24

	Key Financial Data	4Q24	3Q24	4Q23	Fourth Quarter 2024 Highlights

Income Statement	($s in millions)
■Underlying EPS of $0.85 and ROTCE of 10.7%
■Underlying PPNR of $684 million, up 4% QoQ
–NII up 3%, driven by a 10 bp improvement in NIM to 2.87%
–Fees up 6%, primarily reflecting higher Capital Markets fees
–Expenses up 3.5% driven by investments, including Private Bank and Commercial middle market
–Positive operating leverage of ~50 bps QoQ
■Strong ACL coverage of 1.62%, up 1 bp QoQ
■Period-end loans down 1.7% QoQ driven by continued Non-Core run off and lower C&I and CRE, partially offset by growth in Private Bank lending, which increased by $1.1 billion to $3.1 billion
■Average deposits broadly stable QoQ; Private Bank spot deposits up $1.4 billion to $7.0 billion
■Strong liquidity profile; spot LDR of 79.6%; spot FHLB reduced to $53 million, down $3.7 billion YoY
–Pro forma LCR of 119% exceeds Category 1 Bank requirement of 100%
■Net charge-offs of 53 bps, stable QoQ
■Strong CET1 ratio of 10.8%; TCE ratio of 6.8%
■TBV/share of $32.34, down 3.6% QoQ reflects the AOCI impact of higher long-term rates

	Total revenue	$1,986	$1,901	$1,988
	Pre-provision profit	670	642	376
	Underlying pre-provision profit	684	655	721
	Provision for credit losses	162	172	171
	Net income	401	382	189
	Underlying net income	412	392	426

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$139.2	$141.6	$146.0
	Average loans and leases	140.9	142.0	148.0
	Period-end deposits	174.8	175.2	177.3
	Average deposits	174.3	174.1	177.1
	Period-end loan-to-deposit ratio	79.6%	80.8%	82.3%
	NCO ratio	0.53%	0.54%	0.46%

Financial Metrics	Diluted EPS	$0.83	$0.77	$0.34
	Underlying Diluted EPS	0.85	0.79	0.85
	ROTCE	10.4%	9.5%	4.7%
	Underlying ROTCE	10.7	9.7	11.8
	Net interest margin, FTE	2.87	2.77	2.91
	Efficiency ratio	66.3	66.2	81.1
	Underlying efficiency ratio	65.4	65.6	63.8
	CET1	10.8%	10.6%	10.6%
	TBV/Share	$32.34	$33.54	$30.91

Notable Items		4Q24
	($s in millions except per share data)	Pre-tax $	EPS
	Integration-related	$(2)	$—
	TOP and Other items	(12)	(0.02)
	Total	$(14)	$(0.02)

Comments from Chairman and CEO Bruce Van Saun
“We were pleased to post solid performance in Q4 given strong execution of our key initiatives and nice improvement in our net interest margin,” said Chairman and CEO Bruce Van Saun. “Good sequential growth in revenues delivered a return to
*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 15 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
positive operating leverage, and our balance sheet remains strong with CET1 at 10.8%, LDR below 80% and credit metrics all trending favorably. Our Private Bank hit year end balances of $7 billion in deposits, $3.1 billion in loans, and $4.7 billion AUM, tracking very well to targets. I would like to thank our colleague base for their fine effort and dedication in continuing to serve our customers well and in positioning us for a strong 2025 and bright future.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on February 14, 2025 to shareholders of record at the close of business on January 31, 2025.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends									Full Year
				4Q24 change from								2024 change from 2023
($s in millions, except per share data)	4Q24	3Q24	4Q23	3Q24			4Q23			2024	2023
Earnings				$/bps		%	$/bps		%	$	$	$/bps
Net interest income	$1,412	$1,369	$1,488	$43		3%	$(76)		(5)%	$5,633	$6,241	$(608)
Noninterest income	574	532	500	42		8	74		15	2,176	1,983	193
Total revenue	1,986	1,901	1,988	85		4	(2)		—	7,809	8,224	(415)
Noninterest expense	1,316	1,259	1,612	57		5	(296)		(18)	5,234	5,507	(273)
Pre-provision profit	670	642	376	28		4	294		78	2,575	2,717	(142)
Provision for credit losses	162	172	171	(10)		(6)	(9)		(5)	687	687	—
Net income	401	382	189	19		5	212		112	1,509	1,608	(99)
Preferred dividends	34	38	30	(4)		(11)	4		13	137	117	20
Net income available to common stockholders	$367	$344	$159	$23		7%	$208		131%	$1,372	$1,491	$(119)
After-tax notable Items	11	10	237	1		10	(226)		(95)	98	357	(259)
Underlying net income	$412	$392	$426	$20		5%	$(14)		(3)%	$1,607	$1,965	$(358)
Underlying net income available to common stockholders	378	354	396	24		7	(18)		(5)	$1,470	$1,848	$(378)
Average common shares outstanding
Basic (in millions)	440.8	446.6	466.2	(5.8)		(1)	(25.4)		(5)	450.7	475.1	(24.4)
Diluted (in millions)	444.8	449.9	468.2	(5.1)		(1)	(23.3)		(5)	453.5	476.7	(23.2)
Diluted earnings per share	$0.83	$0.77	$0.34	$0.06		8%	$0.49		144%	$3.03	$3.13	$(0.10)
Underlying diluted earnings per share	0.85	0.79	0.85	0.06		8	—		—	$3.24	$3.88	$(0.64)
Performance metrics
Net interest margin	2.86%	2.76%	2.90%	10	bps		(4)	bps		2.84%	3.09%	(25)	bps
Net interest margin, FTE	2.87	2.77	2.91	10			(4)			2.85	3.10	(25)
Effective income tax rate	21.0	18.6	7.6	248			1,345			20.1	20.8	(70)
Efficiency ratio	66.3	66.2	81.1	4			(1,486)			67.0	67.0	6
Underlying efficiency ratio	65.4	65.6	63.8	(25)			159			65.2	60.8	434
Return on average tangible common equity	10.4	9.5	4.7	91			564			9.8	10.9	(111)
Underlying return on average tangible common equity	10.7	9.7	11.8	95			(118)			10.5	13.5	(302)
Return on average total tangible assets	0.76	0.72	0.35	4			41			0.71	0.75	(4)
Underlying return on average total tangible assets	0.78%	0.74%	0.78%	4	bps		—	bps		0.76%	0.92%	(16)	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.8%	10.6%	10.6%
Total capital ratio	14.0	13.9	13.7
Tier 1 leverage ratio	9.4	9.4	9.3
Tangible common equity ratio	6.8	7.0	6.7
Allowance for credit losses to loans and leases	1.62%	1.61%	1.59%	1	bps		3	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	1.20%	1.19%	0.93%	1	bps		27	bps
Allowance for credit losses to nonaccrual loans and leases	136	136	170	—			(34)
Net charge-offs as a % of average loans and leases	0.53%	0.54%	0.46%	(1)	bps		7	bps		0.52%	0.40%	12	bps

(1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
(2) Current reporting-period regulatory capital ratios are preliminary.
(3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends									Full Year
				4Q24 change from								2024 Change
($s in millions, except per share data)	4Q24	3Q24	4Q23	3Q24			4Q23			2024	2023	from 2023
				$/bps		%	$/bps		%			%
Net interest income	$1,412	$1,369	$1,488	$43		3%	$(76)		(5)%	$5,633	$6,241	(10)%
Noninterest income	564	534	500	30		6	64		13	2,161	1,983	9
Total revenue	$1,976	$1,903	$1,988	$73		4%	$(12)		(1)%	$7,794	$8,224	(5)%
Noninterest expense	1,292	1,248	1,267	44		4	25		2	5,078	5,001	2
Provision for credit losses	162	172	171	(10)		(6)	(9)		(5)	687	687	—
Net income available to common stockholders	$378	$354	$396	$24		7%	$(18)		(5)%	$1,470	$1,848	(20)%
Performance metrics
EPS	$0.85	$0.79	$0.85	$0.06		8%	$—		—%	$3.24	$3.88	(16)%
Efficiency ratio	65.4%	65.6%	63.8%	(25)	bps		159	bps		65.2%	60.8%	434
Return on average tangible common equity	10.7%	9.7%	11.8%	95	bps		(118)	bps		10.5%	13.5%	(302)	bps

Consolidated balance sheet summary(1):

				4Q24 change from
($s in millions)	4Q24	3Q24	4Q23	3Q24			4Q23
				$/bps		%	$/bps		%
Total assets	$217,521	$219,706	$221,964	$(2,185)		(1)%	$(4,443)		(2)%
Total loans and leases	139,203	141,632	145,959	(2,429)		(2)	(6,756)		(5)
Total loans held for sale	858	663	779	195		29	79		10
Deposits	174,776	175,188	177,342	(412)		—	(2,566)		(1)
Stockholders' equity	24,254	24,932	24,342	(678)		(3)	(88)		—
Stockholders' common equity	22,141	22,820	22,329	(679)		(3)	(188)		(1)
Tangible common equity	$14,246	$14,931	$14,417	$(685)		(5)%	$(171)		(1)%
Loan-to-deposit ratio (period-end)(2)	79.6%	80.8%	82.3%	(120)	bps		(265)	bps
Loan-to-deposit ratio (average)(2)	80.9%	81.6%	83.5%	(71)	bps		(266)	bps
(1) Represents period-end unless otherwise noted.
(2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Notable items:
Quarterly results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and other items. In addition, fourth quarter 2024 and fourth quarter 2023 include a notable item for an industry-wide FDIC special assessment. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	4Q24		3Q24		4Q23		FY 2024		FY 2023
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	$(2)	$(1)	$(2)	$(2)	$(2)	$(1)	$(9)	$(6)	$(15)	$(11)
Equipment and software	—	—	—	—	—	—	—	—	(4)	(3)
Outside services	—	—	—	—	(3)	(2)	(1)	(1)	(43)	(31)
Occupancy	—	—	—	—	—	—	—	—	(41)	(30)
Other expense	—	—	—	—	—	—	—	—	(1)	(1)
Noninterest expense	$(2)	$(1)	$(2)	$(2)	$(5)	$(3)	$(10)	$(7)	$(104)	$(76)

EPS Impact - Noninterest expense		$—		$—		$(0.01)		$(0.02)		$(0.16)

Total Integration-related	$(2)	$(1)	$(2)	$(2)	$(5)	$(3)	$(10)	$(7)	$(104)	$(76)

EPS Impact - Total Integration-related		$—		$—		$(0.01)		$(0.02)		$(0.16)

Other notable items - TOP & Other	4Q24		3Q24		4Q23		FY 2024		FY 2023
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$—	$—	$17	$—	$7	$—	$17

Noninterest income	10	8	(2)	(1)	—	—	15	11	—	—

Salaries & benefits	(15)	(12)	(2)	(2)	(30)	(22)	(37)	(27)	(52)	(38)
Equipment and software	(3)	(2)	(2)	(2)	(37)	(27)	(17)	(13)	(47)	(35)
Outside services	(4)	(3)	(2)	(2)	(10)	(7)	(27)	(21)	(25)	(19)
Occupancy	(5)	(4)	(1)	—	(20)	(15)	(19)	(14)	(29)	(22)
FDIC special assessment(1)	9	6	—	—	(225)	(167)	(31)	(24)	(225)	(167)
Other expense	(4)	(3)	(2)	(1)	(18)	(13)	(15)	(10)	(24)	(17)
Noninterest expense	$(22)	$(18)	$(9)	$(7)	$(340)	$(251)	$(146)	$(109)	$(402)	$(298)

Total Other Notable Items	$(12)	$(10)	$(11)	$(8)	$(340)	$(234)	$(131)	$(91)	$(402)	$(281)

EPS Impact - Other Notable Items		$(0.02)		$(0.02)		$(0.50)		$(0.19)		$(0.59)

Total Notable Items	$(14)	$(11)	$(13)	$(10)	$(345)	$(237)	$(141)	$(98)	$(506)	$(357)

Total EPS Impact		$(0.02)		$(0.02)		$(0.51)		$(0.21)		$(0.75)
(1) The FDIC special assessment earnings per share impact is $0.01, $(0.35), $(0.05), and $(0.35) for fourth quarter 2024, fourth quarter 2023, full year 2024, and full year 2023 respectively.

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				4Q24 change from
($s in millions)	4Q24	3Q24	4Q23	3Q24			4Q23
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,931	$1,995	$2,166	$(64)		(3)%	$(235)		(11)%
Investment securities	419	423	339	(4)		(1)	80		24
Interest-bearing deposits in banks	112	121	171	(9)		(7)	(59)		(35)
Total interest income	$2,462	$2,539	$2,676	$(77)		(3)%	$(214)		(8)%
Interest expense:
Deposits	$883	$990	$974	$(107)		(11)%	$(91)		(9)%
Short-term borrowed funds	1	3	7	(2)		(67)	(6)		(86)
Long-term borrowed funds	166	177	207	(11)		(6)	(41)		(20)
Total interest expense	$1,050	$1,170	$1,188	$(120)		(10)%	$(138)		(12)%
Net interest income	$1,412	$1,369	$1,488	$43		3%	$(76)		(5)%

Net interest margin, FTE	2.87%	2.77%	2.91%	10	bps		(4)	bps

Fourth quarter 2024	vs.	third quarter 2024
Net interest income of $1.4 billion increased 3.1%, reflecting higher net interest margin and slightly lower interest-earning assets.
•Net interest margin of 2.87% increased 10 basis points, reflecting the benefit of lower deposit costs and improved mix, fixed-rate asset repricing and Non-Core run off, partially offset by the impact of variable-rate asset repricing, net of receive-fixed swaps.
•Interest-bearing deposit costs were down 31 basis points; total deposit costs were down 24 basis points, and total cost of funds were down 25 basis points to 2.23%.

Fourth quarter 2024	vs.	fourth quarter 2023
Net interest income of $1.4 billion decreased 5%, reflecting lower net interest margin and a 3% decline in average interest-earning assets.
•Net interest margin of 2.87% decreased 4 basis points, as an increase in swap costs and deposit migration were partially offset by the benefit of fixed-rate asset repricing and Non-Core run off.

Citizens Financial Group, Inc.

Noninterest Income				4Q24 change from
($s in millions)	4Q24	3Q24	4Q23	3Q24		4Q23
				$	%	$	%
Service charges and fees	$109	$109	$104	$—	—%	$5	5%
Capital markets fees	121	94	87	27	29	34	39
Card fees	97	93	70	4	4	27	39
Wealth fees(1)	75	76	68	(1)	(1)	7	10
Mortgage banking fees	60	46	57	14	30	3	5
Foreign exchange and derivative products	35	36	43	(1)	(3)	(8)	(19)
Letter of credit and loan fees	45	45	42	—	—	3	7
Securities gains, net	4	9	9	(5)	(56)	(5)	(56)
Other income(2)	28	24	20	4	17	8	40
Noninterest income	$574	$532	$500	$42	8%	$74	15%
Underlying, as applicable
Card fees	$86	$87	$70	$(1)	(1)	$16	23
Other income(2)	$29	$32	$20	$(3)	(9)	$9	45
Underlying noninterest income	$564	$534	$500	$30	6%	$64	13%
(1) Effective for 2Q24, Trust and Investment services fees was renamed to Wealth Fees to better reflect the broad range of wealth-related management fees and services provided to our customers.
(2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Fourth quarter 2024	vs.	third quarter 2024
Underlying noninterest income of $564 million increased $30 million, or 5.6%.
•Capital markets fees increased $27 million, driven by higher loan syndication and M&A fees, partially offset by lower debt underwriting fees.
•Wealth fees decreased $1 million, reflecting lower transactional sales activity, largely offset by higher asset management fees.
•Mortgage banking fees increased $14 million, primarily driven by higher MSR valuation net of hedge impact.
•Foreign exchange and derivative products revenue decreased $1 million, given lower client hedging activity in commodities and interest rates, partially offset by higher foreign exchange revenue.

Fourth quarter 2024	vs.	fourth quarter 2023
Underlying noninterest income of $564 million increased $64 million, or 13%.
•Service charges and fees increased $5 million, primarily driven by higher overdraft and cash management fees.
•Capital markets fees increased $34 million, driven by higher loan syndication and M&A fees.
•Card fees increased $16 million, largely due to the impact of favorable vendor contract negotiations.
•Wealth fees increased $7 million, reflecting higher asset management fees, partially offset by lower transactional sales activity.
•Mortgage banking fees increased $3 million, given higher production fees and higher MSR valuation net of hedging, partially offset by lower servicing revenue.
•Foreign exchange and derivative products revenue decreased $8 million, given lower client activity in commodities and interest rate hedging.

Citizens Financial Group, Inc.

Noninterest Expense				4Q24 change from
($s in millions)	4Q24	3Q24	4Q23	3Q24		4Q23
				$	%	$	%
Salaries and employee benefits	$674	$647	$667	$27	4%	$7	1%
Equipment and software	193	194	215	(1)	(1)	(22)	(10)
Outside services	170	146	174	24	16	(4)	(2)
Occupancy	112	108	125	4	4	(13)	(10)
Other operating expense	167	164	431	3	2	(264)	(61)
Noninterest expense	$1,316	$1,259	$1,612	$57	5%	$(296)	(18)%
Notable items	$24	$11	$345	$13	118%	$(321)	(93)%

Underlying, as applicable
Salaries and employee benefits	$657	$643	$635	$14	2%	$22	3%
Equipment and software	190	192	178	(2)	(1)	12	7
Outside services	166	144	161	22	15	5	3
Occupancy	107	107	105	—	—	2	2
Other operating expense	172	162	188	10	6	(16)	(9)
Underlying noninterest expense	$1,292	$1,248	$1,267	$44	4%	$25	2%

Fourth quarter 2024	vs.	third quarter 2024
Underlying noninterest expense of $1.3 billion increased 3.5%.
•Salaries and employee benefits increased $14 million, primarily reflecting hiring related to the Private Bank and Private Wealth build-out and Commercial middle market bankers in expansion markets.
•Equipment and software decreased $2 million.
•Outside services increased $22 million, largely reflecting elevated vendor-related costs and seasonality.
•Other operating expense increased $10 million, primarily reflecting higher marketing-related costs and travel.
The effective tax rate was 21.0% in fourth quarter 2024. On an underlying basis, the effective tax rate of 21.2% increased relative to 18.7% in third quarter 2024, primarily reflecting the reduced benefit of tax-advantaged investments, coupled with higher income.

Fourth quarter 2024	vs.	fourth quarter 2023
Underlying noninterest expense of $1.3 billion increased 2%.
•Salaries and employee benefits increased $22 million, reflecting hiring related to the Private Bank and Private Wealth build-out and Commercial middle market bankers in expansion markets, as well as a broader increase in salaries and benefits.
•Equipment and software increased $12 million given technology investments and maintenance.
•Other operating expense decreased $16 million, primarily reflecting lower fraud losses, deposit insurance and travel-related costs.
The effective tax rate was 21.0% in fourth quarter 2024. On an underlying basis, the effective tax rate of 21.2% compared with 22.3% in fourth quarter 2023.

Citizens Financial Group, Inc.

Interest-earning assets				4Q24 change from
($s in millions)	4Q24	3Q24	4Q23	3Q24		4Q23
Period-end interest-earning assets				$	%	$	%
Investments	$42,217	$42,428	$40,003	$(211)	—%	$2,214	6%
Interest-bearing deposits in banks	9,827	10,584	10,239	(757)	(7)	(412)	(4)
Commercial loans and leases	69,776	71,808	74,445	(2,032)	(3)	(4,669)	(6)
Retail loans	69,427	69,824	71,514	(397)	(1)	(2,087)	(3)
Total loans and leases	139,203	141,632	145,959	(2,429)	(2)	(6,756)	(5)
Loans held for sale, at fair value	858	663	779	195	29	79	10
Total loans and leases and loans held for sale	140,061	142,295	146,738	(2,234)	(2)	(6,677)	(5)
Total period-end interest-earning assets	$192,105	$195,307	$196,980	$(3,202)	(2)%	$(4,875)	(2)%
Average interest-earning assets
Investments(1)	$44,823	$45,084	$41,499	$(261)	(1)%	$3,324	8%
Interest-bearing deposits in banks	9,459	8,896	12,387	563	6	(2,928)	(24)
Commercial loans and leases	71,355	72,280	76,078	(925)	(1)	(4,723)	(6)
Retail loans	69,592	69,723	71,891	(131)	—	(2,299)	(3)
Total loans and leases	140,947	142,003	147,969	(1,056)	(1)	(7,022)	(5)
Loans held for sale, at fair value	1,384	1,181	1,266	203	17	118	9
Total loans and leases and loans held for sale	142,331	143,184	149,235	(853)	(1)	(6,904)	(5)
Total average interest-earning assets	$196,613	$197,164	$203,121	$(551)	—%	$(6,508)	(3)%
(1) Total average interest-earning assets excludes the mark-to-market on investment securities and unsettled purchases or sales of loans and investments.

Fourth quarter 2024	vs.	third quarter 2024
Period-end interest-earning assets of $192.1 billion were down 2% reflecting a $2.4 billion decrease in loans and leases, a $757 million decrease in cash held in interest-bearing deposits, and a $211 million decrease in investments in securities. The decrease in loans and leases reflects a $2.0 billion decline in commercial, driven by market conditions resulting in relatively low client demand and lower line of credit utilization, partially offset by growth in the Private Bank. Results also reflect a $397 million decrease in retail driven by $926 million of Non-Core portfolio run off, partially offset by growth in home equity and mortgage, including the Private Bank.
Average interest-earning assets of $196.6 billion decreased $551 million, reflecting a $1.1 billion decrease in total loans and leases and a $261 million decrease in investments, partially offset by a $563 million increase in cash held in interest-bearing deposits. The decrease in loans and leases reflects a $925 million decrease in commercial and a $131 million decrease in Retail.
The average effective duration of the securities portfolio was 3.7 years, compared with 3.3 years at September 30, 2024 and 3.9 years at December 31, 2023.

Fourth quarter 2024	vs.	fourth quarter 2023
Period-end interest-earning assets of $192.1 billion decreased $4.9 billion, or 2%, reflecting a $6.7 billion decrease in total loans and leases and loans held for sale and a $412 million decrease in investments in cash held in interest-bearing deposits, partially offset by a $2.2 billion increase in investments in securities. The decrease in loans and leases reflects a $4.7 billion decline in commercial given market conditions resulting in relatively low client demand and lower line of credit utilization, partially offset by growth in Private Bank. Retail decreased $2.1 billion given $4.2 billion of Non-Core portfolio run off, partially offset by growth in home equity and mortgage, including the Private Bank.
Average interest-earning assets of $196.6 billion decreased $6.5 billion, or 3%, reflecting a $6.9 billion decrease in total loans and leases and loans held for sale, partially offset by a $3.3 billion increase in investments in securities and a $2.9 billion decrease in cash held in interest-bearing deposits.

Citizens Financial Group, Inc.

Deposits				4Q24 change from
($s in millions)	4Q24	3Q24	4Q23	3Q24		4Q23
Period-end deposits				$	%	$	%
Non-interest bearing demand	$36,920	$35,978	$37,107	$942	3%	$(187)	(1)%
Money market	55,321	54,654	53,812	667	1	1,509	3
Checking with interest	33,246	33,680	31,876	(434)	(1)	1,370	4
Savings	25,976	26,489	27,983	(513)	(2)	(2,007)	(7)
Time	23,313	24,387	26,564	(1,074)	(4)	(3,251)	(12)
Total period-end deposits	$174,776	$175,188	$177,342	$(412)	—%	$(2,566)	(1)%
Average deposits
Non-interest bearing demand	$36,704	$36,236	$38,390	$468	1%	$(1,686)	(4)%
Money market	54,548	53,152	53,003	1,396	3	1,545	3
Checking with interest	32,720	33,090	31,788	(370)	(1)	932	3
Savings	26,237	26,868	28,455	(631)	(2)	(2,218)	(8)
Time	24,053	24,705	25,492	(652)	(3)	(1,439)	(6)
Total average deposits	$174,262	$174,051	$177,128	$211	—%	$(2,866)	(2)%

Fourth quarter 2024	vs.	third quarter 2024
Total period-end deposits of $174.8 billion are broadly stable, reflecting a reduction in higher-cost Treasury and Commercial deposits, largely offset by $3.3 billion of Consumer deposit growth, including $1.4 billion of growth in the Private Bank. Non-interest bearing demand deposits increased $942 million reflecting seasonal growth in Commercial and Private Bank growth.
Average deposits of $174.3 billion are broadly stable reflecting $1.7 billion of growth in Private Bank deposits, largely offset by a reduction in higher-cost Treasury and Commercial deposits.

Fourth quarter 2024	vs.	fourth quarter 2023
Average deposits of $174.3 billion decreased 2%. Total period-end deposits of $174.8 billion decreased 1% given a reduction in higher-cost Treasury deposits and lower Commercial balances, largely offset by growth in Private Bank deposits of $5.8 billion.

Citizens Financial Group, Inc.

Borrowed Funds				4Q24 change from
($s in millions)	4Q24	3Q24	4Q23	3Q24		4Q23
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$—	$15	$505	$(15)	(100) %	$(505)	(100)%
Long-term borrowed funds
FHLB advances	53	553	3,786	(500)	(90)	(3,733)	(99)
Senior debt	7,168	7,766	5,170	(598)	(8)	1,998	39
Subordinated debt and other debt	1,805	1,824	1,819	(19)	(1)	(14)	(1)
Auto collateralized borrowings	3,375	3,801	2,692	(426)	(11)	683	25
Total borrowed funds	$12,401	$13,959	$13,972	$(1,558)	(11)%	$(1,571)	(11)%
Average borrowed funds
Short-term borrowed funds	$41	$150	$491	$(109)	(73) %	$(450)	(92)%
Long-term borrowed funds
FHLB advances	172	477	5,751	(305)	(64)	(5,579)	(97)
Senior debt	7,316	7,462	5,217	(146)	(2)	2,099	40
Subordinated debt and other debt	1,808	1,758	1,816	50	3	(8)	—
Auto collateralized borrowings	3,593	3,993	2,904	(400)	(10)	689	24
Total average borrowed funds	$12,930	$13,840	$16,179	$(910)	(7)%	$(3,249)	(20)%

Fourth quarter 2024	vs.	third quarter 2024
Period-end borrowed funds decreased by $1.6 billion. Senior debt decreased by $598 million, reflecting a redemption. FHLB advances decreased by $500 million driven primarily by continued Non-Core run off. Collateralized borrowings on auto loans decreased $426 million given run off of the associated portfolio.
Average borrowed funds decreased $910 million, largely reflecting a $400 million decrease in collateralized borrowings on auto loans and a $305 million decrease in FHLB advances.

Fourth quarter 2024	vs.	fourth quarter 2023
Period-end borrowed funds decreased by $1.6 billion, given a $3.7 billion decrease in FHLB advances and a $505 million decrease in short-term borrowings, partially offset by a $2.0 billion increase in senior debt given issuances and a $683 million increase in auto collateralized borrowings.
Average borrowed funds decreased by $3.2 billion, reflecting a $5.6 billion decrease in FHLB advances driven by the run off of the Non-Core portfolio and re-mixing of funding to auto collateralized borrowings, up $689 million, and senior debt issuances, up $2.1 billion. Short-term borrowed funds decreased $450 million.

Citizens Financial Group, Inc.

Capital				4Q24 change from
($s and shares in millions, except per share data)	4Q24	3Q24	4Q23	3Q24		4Q23
Period-end capital				$	%	$	%
Stockholders' equity	$24,254	$24,932	$24,342	$(678)	(3)%	$(88)	—%
Stockholders' common equity	22,141	22,820	22,329	(679)	(3)	(188)	(1)
Tangible common equity	14,246	14,931	14,417	(685)	(5)	(171)	(1)
Tangible book value per common share	$32.34	$33.54	$30.91	$(1.20)	(4)%	$1.43	5%
Common shares - at end of period	440.5	445.2	466.4	(4.7)	(1)	(25.9)	(6)
Common shares - average (diluted)	444.8	449.9	468.2	(5.1)	(1)%	(23.3)	(5)%
Common equity tier 1 capital ratio(1)	10.8%	10.6%	10.6%
Total capital ratio(1)	14.0	13.9	13.7
Tangible common equity ratio	6.8	7.0	6.7
Tier 1 leverage ratio(1)	9.4	9.4	9.3
(1) Current reporting-period regulatory capital ratios are preliminary.

Fourth quarter 2024
•The CET1 capital ratio of 10.8% as of December 31, 2024 compares with 10.6% at September 30, 2024 and 10.6% at December 31, 2023.
•Total capital ratio of 14.0% compares with 13.9% at September 30, 2024 and 13.7% as of December 31, 2023.
•Tangible common equity ratio of 6.8% compares with 7.0% at September 30, 2024 and 6.7% as of December 31, 2023.
•Tangible book value per common share of $32.34 decreased 3.6% compared with third quarter 2024 reflecting AOCI impacts from higher term rates.
•Paid $188 million in common dividends to shareholders during fourth quarter 2024. This compares with $191 million in common dividends during third quarter 2024 and $198 million during fourth quarter 2023.
•Repurchased $225 million of common shares during fourth quarter 2024, compared with $325 million in third quarter 2024 and no repurchases in fourth quarter 2023.

Citizens Financial Group, Inc.

Credit quality review				4Q24 change from
($s in millions)	4Q24	3Q24	4Q23	3Q24			4Q23
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$1,664	$1,687	$1,364	$(23)		(1)%	$300		22%
90+ days past due and accruing(2)	196	169	333	27		16	(137)		(41)
Net charge-offs	189	192	171	(3)		(2)	18		11
Provision for credit losses	162	172	171	(10)		(6)	(9)		(5)
Allowance for credit losses	$2,259	$2,286	$2,318	$(27)		(1)%	$(59)		(3)%
Nonaccrual loans and leases to loans and leases	1.20%	1.19%	0.93%	1	bps		27
Net charge-offs as a % of total loans and leases	0.53	0.54	0.46	(1)			7
Allowance for credit losses to loans and leases	1.62	1.61	1.59	1			3
Allowance for credit losses to nonaccrual loans and leases	136%	136%	170%	—	bps		(34)	bps
(1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
(2) 90+ days past due and accruing includes $172 million, $145 million, and $243 million of loans fully or partially guaranteed by the FHA, VA, and USDA for December 31, 2024, September 30, 2024, and December 31, 2023, respectively.

Fourth quarter 2024	vs.	third quarter 2024
•Nonaccrual loans of $1.7 billion decreased $23 million, or 1%, primarily reflecting a decrease in Commercial, given decrease in General Office as we proceed with workout actions. The nonaccrual loans to total loans ratio of 1.20% compares with 1.19% at September 30, 2024.
•Net charge-offs of $189 million, or 53 basis points of average loans and leases, are broadly stable compared with the prior quarter. A decrease in C&I net charge offs was offset by an increase in commercial real estate, primarily coming from the General Office portfolio. Retail net charge offs were stable.
•The fourth quarter 2024 provision for credit losses of $162 million compares with $172 million for third quarter 2024. The decrease is primarily driven by an improving loan mix given the run off of the Non-Core auto portfolio and originations in retail real estate secured and commercial categories that have a lower loss content profile. The ratio of allowance for credit losses to total loans of 1.62% increased slightly from 1.61% as of September 30, 2024, primarily reflecting lower loan balances given Non-Core run off and C&I and Commercial Real Estate paydowns and balance sheet optimization.
•The allowance for credit losses to nonaccrual loans and leases ratio of 136% was stable with September 30, 2024.

Fourth quarter 2024	vs.	fourth quarter 2023
•Nonaccrual loans increased $300 million, or 22%, primarily reflecting an increase in the General Office segment of commercial real estate. The nonaccrual loans to total loans ratio of 1.20% increased from 0.93% at December 31, 2023.
•Net charge-offs of $189 million, or 53 basis points of average loans and leases, increased $18 million, primarily reflecting a $28 million increase in commercial, partially offset by a $10 million decrease in retail.
•Provision for credit losses of $162 million compares with a $171 million provision in fourth quarter 2023.
•Allowance for credit losses of $2.3 billion decreased $59 million compared with December 31, 2023. Allowance for credit losses ratio of 1.62% as of December 31, 2024, compares with 1.59% as of December 31, 2023.
•The allowance for credit losses to nonaccrual loans and leases ratio of 136% compares with 170% as of December 31, 2023.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (800) 369-1703, conference ID 1679767
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on January 17, 2025 through February 17, 2025. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $217.5 billion in assets as of December 31, 2024. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,100 ATMs and more than 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X (formerly Twitter), LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that may be calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q24 Change						2024 Change
		4Q24	3Q24	4Q23	3Q24		4Q23		2024	2023	2023
					$	%	$	%			$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$574	$532	$500	$42	8%	$74	15%	$2,176	$1,983	$193	10%
Less: Notable items		10	(2)	—	12	NM	10	100	15	—	15	100
Noninterest income, Underlying (non-GAAP)		$564	$534	$500	$30	6%	$64	13%	$2,161	$1,983	$178	9%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,986	$1,901	$1,988	$85	4%	($2)	—%	$7,809	$8,224	($415)	(5%)
Less: Notable items		10	(2)	—	12	NM	10	100	15	—	15	100
Total revenue, Underlying (non-GAAP)	B	$1,976	$1,903	$1,988	$73	4%	($12)	(1%)	$7,794	$8,224	($430)	(5%)
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,316	$1,259	$1,612	$57	5%	($296)	(18%)	$5,234	$5,507	($273)	(5%)
Less: Notable items		24	11	345	13	118	(321)	(93)	156	506	(350)	(69)
Noninterest expense, Underlying (non-GAAP)	D	$1,292	$1,248	$1,267	$44	4%	$25	2%	$5,078	$5,001	$77	2%
Pre-provision profit:
Total revenue (GAAP)	A	$1,986	$1,901	$1,988	$85	4%	($2)	—%	$7,809	$8,224	($415)	(5%)
Less: Noninterest expense (GAAP)	C	1,316	1,259	1,612	57	5	(296)	(18)	5,234	5,507	(273)	(5)
Pre-provision profit (non-GAAP)		$670	$642	$376	$28	4%	$294	78%	$2,575	$2,717	($142)	(5%)
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,976	$1,903	$1,988	$73	4%	($12)	(1%)	$7,794	$8,224	($430)	(5%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,292	1,248	1,267	44	4	25	2	5,078	5,001	77	2
Pre-provision profit, Underlying (non-GAAP)		$684	$655	$721	$29	4%	($37)	(5%)	$2,716	$3,223	($507)	(16%)
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$508	$470	$205	$38	8%	$303	148%	$1,888	$2,030	($142)	(7%)
Less: Income (expense) before income tax expense (benefit) related to notable items		(14)	(13)	(345)	(1)	(8)	331	96	(141)	(506)	365	72
Income before income tax expense, Underlying (non-GAAP)	F	$522	$483	$550	$39	8%	($28)	(5%)	$2,029	$2,536	($507)	(20%)
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$107	$88	$16	$19	22%	$91	NM	$379	$422	($43)	(10%)
Less: Income tax expense (benefit) related to notable items		(3)	(3)	(108)	—	—	105	97	(43)	(149)	106	71
Income tax expense, Underlying (non-GAAP)	H	$110	$91	$124	$19	21%	($14)	(11%)	$422	$571	($149)	(26%)
Net income, Underlying:
Net income (GAAP)	I	$401	$382	$189	$19	5%	$212	112%	$1,509	$1,608	($99)	(6%)
Add: Notable items, net of income tax benefit		11	10	237	1	10	(226)	(95)	98	357	(259)	(73)
Net income, Underlying (non-GAAP)	J	$412	$392	$426	$20	5%	($14)	(3%)	$1,607	$1,965	($358)	(18%)
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$367	$344	$159	$23	7%	$208	131%	$1,372	$1,491	($119)	(8%)
Add: Notable items, net of income tax benefit		11	10	237	1	10	(226)	(95)	98	357	(259)	(73)
Net income available to common stockholders, Underlying (non-GAAP)	L	$378	$354	$396	$24	7%	($18)	(5%)	$1,470	$1,848	($378)	(20%)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS									FULL YEAR
					4Q24 Change								2024 Change
		4Q24	3Q24	4Q23	3Q24			4Q23			2024	2023	2023
					$/bps		%	$/bps		%			$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,986	$1,901	$1,988	$85		4.56%	($2)		0.02%	$7,809	$8,224	($415)		(5.04%)
Less: Noninterest expense (GAAP)	C	1,316	1,259	1,612	57		4.61	(296)		(18.30)	5,234	5,507	(273)		(4.95)
Operating leverage							(0.05%)			18.32%					(0.09%)
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,976	$1,903	$1,988	$73		3.89%	($12)		(0.48%)	$7,794	$8,224	($430)		(5.22%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,292	1,248	1,267	44		3.50	25		2.00	5,078	5,001	77		1.54
Operating leverage, Underlying (non-GAAP)							0.39%			(2.48%)					(6.76%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	66.27%	66.23%	81.13%	4	bps		(1,486)	bps		67.03%	66.97%	6	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	65.36	65.61	63.77	(25)	bps		159	bps		65.15	60.81	434	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	21.04%	18.56%	7.59%	248	bps		1,345	bps		20.06%	20.76%	(70)	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	21.17	18.75	22.25	242	bps		(108)	bps		20.80	22.48	(168)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$22,009	$22,380	$21,209	($371)		(2%)	$800		4%	$21,881	$21,592	$289		1%
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—		—	(1)		—	8,187	8,184	3		—
Less: Average other intangibles (GAAP)		136	140	163	(4)		(3)	(27)		(17)	143	177	(34)		(19)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		436	435	421	1		—	15		4	433	422	11		3
Average tangible common equity	N	$14,122	$14,488	$13,279	($366)		(3%)	$843		6%	$13,984	$13,653	$331		2%
Return on average tangible common equity	K/N	10.36%	9.45%	4.72%	91	bps		564	bps		9.81%	10.92%	(111)	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	10.66	9.71	11.84	95	bps		(118)	bps		10.51	13.53	(302)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	O	$217,548	$218,578	$223,653	($1,030)		—%	($6,105)		(3%)	$219,024	$222,221	($3,197)		(1%)
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—		—	(1)		—	8,187	8,184	3		—
Less: Average other intangibles (GAAP)		136	140	163	(4)		(3)	(27)		(17)	143	177	(34)		(19)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		436	435	421	1		—	15		4	433	422	11		3
Average tangible assets	P	$209,661	$210,686	$215,723	($1,025)		—%	($6,062)		(3%)	$211,127	$214,282	($3,155)		(1%)
Return on average total tangible assets	I/P	0.76%	0.72%	0.35%	4	bps		41	bps		0.71%	0.75%	(4)	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/P	0.78	0.74	0.78	4	bps		—	bps		0.76	0.92	(16)	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q24 Change						2024 Change
		4Q24	3Q24	4Q23	3Q24		4Q23		2024	2023	2023
					$/bps	%	$/bps	%			$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	Q	440,543,381	445,216,549	466,418,055	(4,673,168)	(1%)	(25,874,674)	(6%)	440,543,381	466,418,055	(25,874,674)	(6%)
Common stockholders' equity (GAAP)		$22,141	$22,820	$22,329	($679)	(3)	($188)	(1)	$22,141	$22,329	($188)	(1)
Less: Goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—	8,187	8,188	(1)	—
Less: Other intangible assets (GAAP)		146	137	157	9	7	(11)	(7)	146	157	(11)	(7)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	435	433	3	1	5	1	438	433	5	1
Tangible common equity	R	$14,246	$14,931	$14,417	($685)	(5%)	($171)	(1%)	$14,246	$14,417	($171)	(1%)
Tangible book value per common share	R/Q	$32.34	$33.54	$30.91	($1.20)	(4%)	$1.43	5%	$32.34	$30.91	$1.43	5%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	S	440,802,738	446,561,996	466,234,324	(5,759,258)	(1%)	(25,431,586)	(5%)	450,678,038	475,089,384	(24,411,346)	(5%)
Average common shares outstanding - diluted (GAAP)	T	444,836,786	449,913,467	468,159,167	(5,076,681)	(1)	(23,322,381)	(5)	453,510,245	476,693,148	(23,182,903)	(5)
Net income per average common share - basic (GAAP)	K/S	$0.83	$0.77	$0.34	$0.06	8	$0.49	144	$3.05	$3.14	($0.09)	(3)
Net income per average common share - diluted (GAAP)	K/T	0.83	0.77	0.34	0.06	8	0.49	144	3.03	3.13	(0.10)	(3)
Net income per average common share - basic, Underlying (non-GAAP)	L/S	0.86	0.79	0.85	0.07	9	0.01	1	3.26	3.89	(0.63)	(16)
Net income per average common share - diluted, Underlying (non-GAAP)	L/T	0.85	0.79	0.85	0.06	8	—	—	3.24	3.88	(0.64)	(16)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS							FULL YEAR
				4Q24 Change						2024 Change
	4Q24	3Q24	4Q23	3Q24		4Q23		2024	2023	2023
				$/bps	%	$/bps	%			$/bps		%
Card fees, Underlying:
Card fees (GAAP)	$97	$93	$70	$4	4	$27	39%	$368	$296	$72		24%
Less: Notable items	11	6	—	5	83	11	100	24	—	24		100
Card fees, Underlying (non-GAAP)	$86	$87	$70	($1)	(1)	$16	23%	$344	$296	$48		16%
Other income, Underlying:
Other income (GAAP)	$28	$24	$20	$4	17	$8	40%	$79	$78	$1		1%
Less: Notable items	(1)	(8)	—	7	88	(1)	(100)	(9)	—	(9)		(100)
Other income, Underlying (non-GAAP)	$29	$32	$20	($3)	(9)	$9	45%	$88	$78	$10		13%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$674	$647	$667	$27	4%	$7	1%	$2,657	$2,599	$58	—	2%
Less: Notable items	17	4	32	13	NM	(15)	(47)	46	67	(21)		(31)
Salaries and employee benefits, Underlying (non-GAAP)	$657	$643	$635	$14	2%	$22	3%	$2,611	$2,532	$79		3%
Equipment and software, Underlying:
Equipment and software (GAAP)	$193	$194	$215	($1)	(1%)	($22)	(10%)	$769	$756	$13		2%
Less: Notable items	3	2	37	1	50	(34)	(92)	17	51	(34)		(67)
Equipment and software, Underlying (non-GAAP)	$190	$192	$178	($2)	(1%)	$12	7%	$752	$705	$47		7%
Outside services, Underlying:
Outside services (GAAP)	$170	$146	$174	$24	16%	($4)	(2%)	$639	$687	($48)	—	(7%)
Less: Notable items	4	2	13	2	100	(9)	(69)	28	68	(40)		(59)
Outside services, Underlying (non-GAAP)	$166	$144	$161	$22	15%	$5	3%	$611	$619	($8)		(1%)
Occupancy, Underlying:
Occupancy (GAAP)	$112	$108	$125	$4	4%	($13)	(10%)	$447	$492	($45)		(9%)
Less: Notable items	5	1	20	4	NM	(15)	(75)	19	70	(51)		(73)
Occupancy, Underlying (non-GAAP)	$107	$107	$105	$—	—%	$2	2%	$428	$422	$6		1%
Other operating expense, Underlying:
Other operating expense (GAAP)	$167	$164	$431	$3	2%	($264)	(61%)	$722	$973	($251)	—	(26%)
Less: Notable items	(5)	2	243	(7)	NM	(248)	(102)	46	250	(204)		(82)
Other operating expense, Underlying (non-GAAP)	$172	$162	$188	$10	6%	($16)	(9%)	$676	$723	($47)		(7%)

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “likely”, “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank;
•The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers;
•A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR